Exhibit 21.1


Subsidiaries of Franklin Street Properties Corp.

Name                                                Jurisdiction of Organization
----                                                ----------------------------

FSP Investments LLC                                        Massachusetts

FSP Property Management LLC                                Massachusetts

FSP Holdings LLC                                           Delaware

Essex Lane Associates Limited Partnership                  Massachusetts

FSP Austin N.W. Limited Partnership                        Massachusetts

FSP Blue Ravine Limited Partnership                        Massachusetts

FSP Bollman Place Limited Partnership                      Massachusetts

FSP Gateway Crossing Limited Partnership                   Massachusetts

FSP Hillview Center Limited Partnership                    Massachusetts

FSP Lyberty Way Limited Partnership                        Massachusetts

FSP North Andover Office Park Limited Partnership          Massachusetts

FSP Park Seneca Limited Partnership                        Massachusetts

FSP Piedmont Center Limited Partnership                    Massachusetts

FSP Santa Clara Limited Partnership                        Massachusetts

FSP Silverside Plantation Limited Partnership              Massachusetts

FSP Southfield Centre Limited Partnership                  Massachusetts

FSP Telecom Business Center Limited Partnership            Massachusetts

One Technology Drive Limited Partnership                   Massachusetts

FSP Gael Apartments Limited Partnership                    Texas

FSP Goldentop Technology Center Limited Partnership        California

FSP Merrywood Apartments Limited Partnership               Texas

FSP Park Ten Limited Partnership                           Texas

FSP Timberlake Corp.                                       Delaware

FSP Timberlake East Corp.                                  Delaware

FSP Forest Park IV NC Limited Partnership                  North Carolina

Addison Circle Acquisition Corp.                           Delaware

Collins Crossing Acquisition Corp.                         Delaware

Montague Acquisition Corp.                                 Delaware

Royal Ridge Acquisition Corp.                              Delaware